UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2006

ENERGY INFRASTRUCTURE ACQUISITION CORP.

 (Exact Name of Registrant as Specified in Charter)

Delaware	001-32941	20-3521405
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

641 Fifth Avenue, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 752-3100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On July 21, 2006, the initial public offering (“IPO”) of 20,250,000 units of Energy Infrastructure Acquisition Corp. (the “Company”) was consummated. Immediately prior to the IPO, the Company completed a private placement of 825,398 units. Each unit issued in the IPO and the private placement (the “Units”) consists of one share of common stock, $.0001 par value per share (the “Common Stock”), and one warrant to purchase one share of Common Stock. The Units were sold at an offering price of $10.00 per Unit, generating aggregate gross proceeds of $210,753,980. Maxim Group LLC acted as lead underwriter for the IPO and sole placement agent for the private placement. Audited financial statements as of July 21, 2006 reflecting receipt of the proceeds upon consummation of the IPO and the private placement have been issued by the Company and are included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits:

	Exhibit No.	Description

	99.1	Audited Financial Statements

	99.2	Press release dated July 27, 2006

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY INFRASTRUCTURE ACQUISITION CORP.

Date: July 27, 2006	By:	/s/ Marios Pantazopoulos
Name: Marios Pantazopoulos
Title: Chief Financial Officer

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